EXHIBIT 10.1 AMENDED AND RESTATED EMPLOYMENT AGREEMENT AMONG THE COMPANY, REPUBLIC SECURITY BANK AND RUDY E. SCHUPP AS DATED
                  JANUARY 1, 1999

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                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


                  This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of January 1, 1999 by and among REPUBLIC SECURITY FINANCIAL CORPORATION, a business corporation organized and operating under the laws of the State of Florida and having an office at 450 South Australian Avenue, West Palm Beach, FL 33401 (the "Company"), REPUBLIC SECURITY BANK, a commercial bank organized and operating under the laws of the State of Florida and having an office at 450 S. Australian Ave., West Palm Beach, FL 33401 (the "Bank") and RUDY E. SCHUPP, an individual residing at 11874 Lake Shore Place, North Palm Beach, FL 33408 (the "Executive"). The Agreement amends and restates in its entirety that certain Employment Agreement by and between Republic Security Financial Corporation and the Executive dated April 1, 1992, as amended January 1, 1997.

                              W I T N E S S E T H :

                  WHEREAS, the Executive currently serves the Company and the Bank in the capacities of Chairman, President and Chief Executive Officer; and

                  WHEREAS, the Company and the Bank desire to assure for themselves the continued availability of the Executive's services and the ability of the Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

                  WHEREAS, the Executive is willing to continue to serve the Company and the Bank on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company, the Bank and the Executive hereby agree as follows:

                  SECTION 1. EMPLOYMENT.

                  Each of the Company and the Bank agrees to continue to employ the Executive, and the Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

                  SECTION 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT
                             PERIOD.

                  (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of three years beginning on the date of this Agreement and ending on the third anniversary date of this Agreement, plus such extensions, if any, as are provided pursuant to section 2(b).

                  (b) Beginning on the date of this Agreement, the Employment Period shall automatically be extended for one (1) additional day each day, unless either the Company and the Bank, acting jointly, or the Executive, elects not to extend the Agreement further by giving written notice to the other parties, in which case the Employment Period shall end on the third anniversary of the date on which such written notice is given. For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on: (i) if a notice of non-extension has been given in accordance with this section 2(b), the third anniversary of the date on which such notice is given; and (ii) in all other cases, the third anniversary of the date as of which the Remaining Unexpired Employment Period is being determined. Upon termination of the Executive's employment with the Company and the Bank for any reason whatsoever, any daily extensions provided pursuant to this section 2(b), if not therefore discontinued, shall automatically cease.

                  (c) Nothing in this Agreement shall be deemed to prohibit the Company or the Bank from terminating the Executive's employment at any time during the Employment Period with or without notice for any reason; PROVIDED, HOWEVER, that the relative rights and obligations of the Company, the Bank and the Executive in the event of any such termination shall be determined under this Agreement.

                  SECTION 3. DUTIES.

                  The Executive shall serve as Chairman, President and Chief Executive of each of the Company and the Bank, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Company and the Bank and as are customarily associated with such position. The Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Company and the Bank and shall use his best efforts to advance the interests of the Company and the Bank.

                  SECTION 4. CASH COMPENSATION.

                  In consideration for the services to be rendered by the Executive hereunder, the Company and/or the Bank, in such combination thereof as may be agreed by the Boards of Directors of the Company and the Bank, shall pay to Executive a salary at an initial annual rate of FOUR HUNDRED FIFTEEN THOUSAND DOLLARS ($415,000), payable in approximately equal installments in accordance with the Company's and/or the Bank's customary payroll practices for senior officers. At least annually during the Employment Period, the Board of Directors of the Bank and/or the Company, or the Compensation Committees thereof, shall review the Executive's annual rate of salary and may, in its or their discretion, approve an increase therein. In no event shall the Executive's annual rate of salary

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under this Agreement in effect at a particular time be reduced without his prior written consent. In addition to salary, the Executive may receive other cash compensation from the Company for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time. Such amount shall generally be computed as a percentage (to be determined by the mutual agreement of the Executive and the Company and the Bank) of the Company's quarterly consolidated net income before taxes (excluding extraordinary items as defined in APB #30 and excluding restructuring charges and other charges relating to mergers, acquisitions or transactions of similar effect).

                  SECTION 5. EMPLOYEE BENEFIT PLANS AND PROGRAMS.

                  (a) During the Employment Period, the Executive shall be treated as an employee of the Company and the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company or the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company's and the Bank's customary practices.

                  (b) During the Employment Period, the Executive shall be entitled to five (5) weeks of vacation in each calendar year, and shall be compensated with respect thereto in accordance with the Company's and the Bank's normal vacation policies. The Executive shall also be entitled to all paid holidays in accordance with the Company's and the Bank's normal holiday policies.

                  (c) The Company or the Bank shall own and pay the costs of premiums on life insurance insuring the life of the Executive in an amount not less than $200,000, and the Company or Bank shall designate the beneficiary of such policy as such person or persons named by the Executive from time to time.

                  SECTION 6. INDEMNIFICATION AND INSURANCE.

                  (a) During the Employment Period and for a period of six (6) years thereafter, the Company and the Bank shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by either to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or the Bank or service in other capacities at the request of the Company or the Bank. The coverage provided to the Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company and the Bank.

                  (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Company and the Bank shall indemnify the Executive against, and hold him harmless from, any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company, the Bank or any subsidiary or affiliate of either of them.

                  SECTION 7. OTHER ACTIVITIES.

                  (a) The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board of Directors of the Company or the Bank (which approval shall not be unreasonably withheld); PROVIDED, HOWEVER, that such service shall not materially interfere with the performance of his duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; PROVIDED, HOWEVER, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company or the Bank and generally applicable to all similarly situated executives.

                  (b) If the Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Bank, he shall (subject to the Company's powers of termination hereunder) continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

                  SECTION 8. WORKING FACILITIES AND EXPENSES.

                  The Executive's principal place of employment shall be at the Company's and the Bank's executive offices at the address first above written, or at such other location within Palm Beach County, Florida at which the Company or the Bank shall maintain its principal executive offices, or at such other location as the Company, the Bank and the Executive may mutually agree upon. The Company and the Bank shall provide the Executive at his principal place of employment with a private office, secretarial services and other support services and facilities suitable to his positions with the Company and the Bank and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Company or the Bank shall provide to the Executive for his exclusive use an automobile owned or leased by the Company or the Bank and appropriate to his position, to be used in the performance of his duties hereunder, including commuting to and from his personal residence. All costs of operation, maintenance and insurance shall be paid by the Company or the Bank, and the Executive shall be an additional named insured on the liability insurance maintained on such automobile. The Executive shall account for the use and expenses of the automobile in accordance with the policies and procedures of the Bank and the Company in effect from time to time. The Company or the Bank shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as the Executive and the Company and Bank shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Company or the Bank of an itemized account of such expenses in such form as the Company or Bank may reasonably require.

                  SECTION 9. TERMINATION OF EMPLOYMENT WITH SEVERANCE BENEFITS.

                  (a) The Executive shall be entitled to the severance benefits described herein in the event that his employment with the Company and the Bank terminates during the Employment Period under any of the following circumstances:

                  (i) the Executive's voluntary resignation from employment with the Company and the Bank within ninety (90) days following:

                           (A) the failure of the Board of Directors of either
                  the Company or the Bank to appoint or re-appoint or elect or re-elect the Executive to the offices of Chairman, President and Chief Executive Officer (or a more senior office, if any) of the Company and Bank;

                           (B) the failure of the stockholders of the Company or
                  Bank to elect or re-elect the Executive to the Board of Directors of the Company or the Bank, respectively, or the failure of the Board of Directors of the Company or the Bank (or the nominating committees thereof) to nominate the Executive for such election or re-election;

                           (C) the expiration of a thirty (30) day period
                  following the date on which the Executive gives written notice to the Company or the Bank of its or their material failure, whether by amendment of the Company's or the Bank's Articles of Incorporation or By-laws, action of the Company's or the Bank's Board of Directors or the Company's or the Bank's stockholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement as of the date hereof, unless, during such thirty (30) day period, the Company or the Bank cure such failure in a manner determined by the Executive, in his discretion, to be satisfactory;

                           (D) the expiration of a thirty (30) day period
                  following the date on which the Executive gives written notice to the Company or the Bank of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation, any reduction of the Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the Company or the Bank cures such failure in a manner determined by the Executive, in his discretion, to be satisfactory; or

                           (E) the relocation of the Executive's principal place
                  of employment, without his written consent, to a location outside of Palm Beach County, Florida;

                  (ii) the termination of the Executive's employment with the Company or the Bank for any other reason not described in section 10(a).

         In such event, the Company or the Bank shall provide the benefits and pay to the Executive the amounts described in section 9(b).

                  (b) Upon the termination of the Executive's employment with the Company and the Bank under circumstances described in section 9(a) of this Agreement, the Company or the Bank shall pay and provide to the Executive (or, in the event of his death following such termination, to his estate):

                  (i) his earned but unpaid compensation as of the date of the termination of his employment with the Company and the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty
         (30) days after termination of employment;

                  (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Company's or the Bank's officers and employees;

                  (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive, for a period of three years from the date his employment terminates, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater), if he had continued working for the Company and the Bank during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company and the Bank;

                  (iv) within thirty (30) days following his termination of employment with the Company and the Bank, a lump sum payment in an amount equal to the salary that the Executive would have earned if he had continued working for the Company and the Bank for a period of three years from the date his employment terminates at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company and the Bank, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

                  (v) within thirty (30) days following his termination of employment with the Company and the Bank, a lump sum payment in an amount equal to the excess, if any, of:

                           (A) the present value of the aggregate benefits to
                  which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Company or the Bank, if he were 100% vested thereunder and had continued working for the Company or the Bank for a period of three years from the date his employment terminates, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the most recent year recognized all amounts payable under sections 9(b)(i), (iv), and (vii); over

                           (B) the present value of the benefits to which he is
                  actually entitled under such defined benefit pension plans as of the date of his termination;

         where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Executive's termination of employment occurs ("Applicable PBGC Rate");

                  (vi) within thirty (30) days following his termination of employment with the Company and the Bank, a lump sum payment in an amount equal to the present value of the additional employer contributions (or if greater in the case of a leveraged employee stock ownership plan or similar arrangement, the additional assets allocable to him through debt service, based on the fair market value of such assets at termination of employment) to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Company or the Bank, as if he were 100% vested thereunder and had continued working for the Company and the Bank for a period of three years from the date his employment terminates at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company and the Bank, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

                  (vii) within thirty (30) days following his termination of employment with the Company and the Bank, a lump sum payment in an amount equal to three times the higher of (A) the highest cash incentive compensation or bonus (annualized, if paid for a period other than annually) paid to the Executive during or accrued with respect to the Executive for either (i) any of the three years immediately preceding that in which, or (ii) the year in which, Executive's employment with the Company and the Bank terminates, or (B) the highest cash incentive compensation or bonus (annualized, if paid for a period other than annually) so paid or accrued in respect of either (x) any of the three years immediately preceding that in which, or (y) the year in which, a Change of Control (as hereinafter defined) occurs.

                  The Company, the Bank and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Company, the Bank and the Executive further agree that the Company and the Bank may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi) and
(vii) on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either of them.

                  SECTION 10. TERMINATION WITHOUT ADDITIONAL COMPANY OR BANK
                              LIABILITY.

                  (a) In the event that the Executive's employment with the Company and the Bank shall terminate during the Employment Period on account of:

                  (i) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean: (A) the Executive intentionally engages in dishonest conduct in connection with his performance of services for the Company or the Bank resulting in his conviction of a felony; (B) the Executive is convicted of, or pleads guilty or NOLO CONTENDERE to, a felony or any crime involving moral turpitude; (C) the Executive willfully fails or refuses to perform his duties under this Agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Company or the Bank; (D) the Executive breaches his fiduciary duties to the Company or the Bank for personal profit; or (E) the Executive's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Company or the Bank;

                  (ii) the Executive's voluntary resignation from employment with the Company and the Bank for reasons other than those specified in section 9(a) or 11(b);

                  (iii) the Executive's death; or

                  (iv) a determination that the Executive is eligible for long-term disability benefits under the Company's or the Bank's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then the Company and the Bank shall have no further obligations under this Agreement, other than the payment to the Executive (or, in the event of his death, to his estate) of his earned but unpaid compensation as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Company or the Bank; PROVIDED, HOWEVER, that, in the event of the Executive's death, the Company or the Bank shall pay to his estate an amount equal to three months' cash compensation within thirty days of the appointment of the executor of such estate.

                  (b) For purposes of section 10(a)(i), no act or failure to act, on the part of the Executive, shall be considered "intentional" or "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company and the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or the Bank or based upon the written advice of counsel for the Company or the Bank shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and the Bank. The cessation of employment of the Executive shall not be deemed to be for "cause" within the meaning of section 10(a)(i) unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the members of the Board of Directors of the Company or the Bank, as the case may be, at a meeting of such Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before such Board), finding that, in the good faith opinion of such Board, the Executive is guilty of the conduct described in section 10(a)(i) above, and specifying the particulars thereof in detail.


                  SECTION 11. TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL

                  (a) A Change of Control ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (i) approval by the stockholders of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                           (A) at least 50.1% of the common stock or equity
                  ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 50.1% of the outstanding common stock or equity ownership interests in the Company; and

                       At least 50.1% of the combined voting power of the
                  securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 50.1% of the combined voting power of the securities entitled to vote generally in the election of directors of the Company; and

                       No person, or persons acting in concert, beneficially own
                  (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of the outstanding common stock or equity ownership interests in, or 20% or more of the combined voting power of the securities entitled to vote generally in the election of directors of, the entity resulting from such transaction; and

                       At least a majority of the members of the board of
                  directors of the entity resulting from such transaction are individuals who were described in sections 11(a)(iv)(A) or (B) of this Agreement as of the date of execution of the initial definitive agreement providing for such transaction (or, if earlier, as of the date on which the Board of Directors of the Company authorized such transaction).

                  (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities or of the combined voting power of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

                  (iii) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution; or

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Company do not belong to any of the following groups:

                           (A) individuals who were members of the Board of the
                  Company on the date of this Agreement; or

                           (B) individuals who first became members of the Board
                  of the Company after the date of this Agreement either:

                                    (I) upon election to serve as a member of
                           the Board of directors of the Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (II) upon election by the stockholders of
                           the Company to serve as a member of the Board of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the board of directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

                           PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company; or

                  (v) any event which would be described in section 11(a)(i),
         (ii), (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein.

                  In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  (b) In the event of a Change of Control, the Executive shall be entitled to the payments and benefits contemplated by section 9(b) in the event of his termination of employment with the Company or the Bank under any of the circumstances described in section 9(a) of this Agreement or under any of the following circumstances:

                  (i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

                  (ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which the Executive, in his reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse;

                  (iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following the failure of any successor to the Company in the Change of Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Company or the Bank which is at least as favorable to him; or

                  (iv) resignation, voluntary or otherwise, for any reason whatsoever following the effective date of the Change of Control.

                  SECTION 12. TAX INDEMNIFICATION.

                  (a) This section 12 shall apply if the Executive's employment is terminated upon or following (i) a Change of Control (as defined in section 11 of this Agreement); or (ii) a change "in the ownership or effective control" of the Company or the Bank or "in the ownership of a substantial portion of the assets" of the Company or the Bank within the meaning of section 280G of the Code. If this section 12 applies, then, if for any taxable year, the Executive shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank to (or for the benefit of) the Executive, the Company or the Bank shall pay to the Executive an amount equal to X determined under the following formula:


            X   =                         E x P
                        -----------------------------------------
                           1 - [(FI x (1 - SLI)) + SLI + E + M]

                  where

                  E =      the rate at which the excise tax is assessed under
                           section 4999 of the Code;

                  P = the amount with respect to which such excise tax is assessed, determined without regard to this section 12;

                  FI = the highest marginal rate of income tax applicable to the Executive under the Code for the taxable year in question;

                  SLI = the sum of the highest marginal rates of income tax applicable to the Executive under all applicable state and local laws for the taxable year in question; and

                  M = the highest marginal rate of Medicare tax applicable to the Executive under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) the Executive under the terms of this Agreement, or otherwise, and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this section 12(a) shall be made to the Executive on the earlier of (i) the date the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by the Executive. The determination of the amount due hereunder shall be made by Ernst & Young, or such other accounting firm as the parties may mutually agree upon (the "Accounting Firm"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control the parties shall appoint another nationally recognized accounting firm to make the determination required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company.

                           Notwithstanding anything in this section 12 to the
contrary, in the event that the Executive's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in section 12(a), the Executive or the Company or Bank, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under section 12(a), when increased by the amount of the payment made to the Executive under this section 12(b) by the Company or the Bank, or when reduced by the amount of the payment made to the Company or Bank under this section 12(b) by the Executive, equals the amount that should have properly been paid to the Executive under section 12(a). The interest paid under this section 12(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to the Executive under this section 12, the Executive shall furnish to the Company and the Bank a copy of each tax return which reflects a liability for an excise tax payment made by the Company or the Bank, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

                           The Executive shall notify the Company and the Bank
in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of additional amounts hereunder. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company and the Bank of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty day period following the date on which it gives such notice that any payment of taxes with respect to such claim is due. If the Company or the Bank notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                                 /bullet/   give the Company or the Bank any
                                            information reasonably requested by
                                            the Company or the Bank relating to
                                            such claim;

                                 /bullet/ take such action in connection with contesting such claim as the Company or the Bank shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company or the Bank;

                                 /bullet/   cooperate with the Company or the
                                            Bank in good faith in order
                                            effectively to contest such claim;
                                            and

                                 /bullet/ permit the Company and the Bank to participate in any proceedings relating to such claim;

PROVIDED, HOWEVER, that the Company or the Bank shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any excise tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Notwithstanding the foregoing, the Executive shall control the conduct of any such proceeding and all decisions relating to the settlement or other disposition thereof.

         (d) The provisions of this section 12 are designed to reflect the provisions of applicable federal, state and local tax laws in effect on the date of this Agreement. If, after the date hereof, there shall be any change in any such laws, this section 12 shall be modified in such manner as the Executive and the Company and the Bank may mutually agree upon if and to the extent necessary to assure that the Executive is fully indemnified against the economic effects of the tax imposed under section 4999 of the Code or any similar federal, state or local tax.

                  SECTION 13. CONFIDENTIALITY.

                  Unless he obtains the prior written consent of the Company and the Bank, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); PROVIDED, HOWEVER, that nothing in this section 13 shall prevent the Executive, with or without the Company's and the Bank's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

                  SECTION 14. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.

                  The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Company, the Bank or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Company's or the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company or the Bank from time to time.

                  SECTION 15. SUCCESSORS AND ASSIGNS.

                  This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Company and the Bank and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company or the Bank may be sold or otherwise transferred. Failure of the Company and the Bank to obtain from any successor(s) its or their express written assumption of the Company's and the Bank's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

                  SECTION 16. NOTICES.

                  Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to the Executive:
                           Rudy E. Schupp
                           11874 Lake Shore Place
                           North  Palm Beach, FL 33408

                  If to the Company:
                           Republic Security Financial Corporation
                           450 S. Australian Avenue
                           West Palm Beach, FL 33401
                           Attention: Alissa E. Ballot, Secretary

                  If to the Bank:
                           Republic Security Bank
                           450 S. Australian Avenue
                           West Palm Beach, FL 33401
                           Attention: Alissa E. Ballot, Secretary


                  SECTION 17. INDEMNIFICATION FOR ATTORNEYS' FEES.

                  The Company and the Bank shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement.

                  SECTION 18. SEVERABILITY.

                  A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

                  SECTION 19. WAIVER.

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                  SECTION 20. COUNTERPARTS.

                  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

                  SECTION 21. GOVERNING LAW.

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to contracts entered into and to be performed entirely within the State of Florida.

                  SECTION 22. HEADINGS AND CONSTRUCTION.

                  The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

                  SECTION 23. ENTIRE AGREEMENT; MODIFICATIONS.

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof, provided, however, that any options granted to the Executive in any agreement entered into prior to the date hereof in any agreement styled as an Employment Agreement shall remain available for exercise by the Executive in accordance with the terms thereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                  SECTION 24. SURVIVAL.

                  The provisions of sections 6, 9, 10, 11, 12, 13, 14, 17, 19,
21, 25, 26, 27 and 28 shall survive the expiration of the Employment Period or termination of this Agreement.

                  SECTION 25. EQUITABLE REMEDIES.

                  The Company, the Bank and the Executive hereby stipulate that money damages are an inadequate remedy for violations of sections 6(a), or 13 of this Agreement and agree that equitable remedies, including, without limitations, the remedies of specific performance and injunctive relief, shall be available with respect to the enforcement of such provisions.

                  SECTION 26. REQUIRED REGULATORY PROVISION.

                  (a) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company or the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

                  (b) Nothing in this Agreement shall be construed to subject the Bank or its assets to any contractual obligation undertaken by the Company hereunder or to liability for any breach by the Company.

                  SECTION 27. HEALTH AND MAJOR MEDICAL INSURANCE

                  (a) Notwithstanding anything herein to the contrary, upon the first to occur of (i) a Change of Control (excluding a Change of Control in connection with which Executive enters into any employment agreement with the Company or the acquiring entity with a term of at least three years), (ii) termination of Executive's employment hereunder by the Company or Bank other than for cause, or (iii) termination of Executive's employment by reason of retirement at age 65 (or at age 55 through age 64 provided that a majority of the Board of Directors of the Company confirms that this subsection 27(a) shall be effective in connection with the retirement), the Company or the Bank shall thereafter provide Executive with health and major medical insurance through the date on which Executive shall be eligible to receive Medicare (or any successor governmental health insurance program) and, after such eligibility date, Medicare supplemental insurance for life. The Company or the Bank shall not provide such health and medical insurance during any period, after a termination of Executive's employment by the Company or Bank other than for cause, during which Executive is employed by an employer which provides health and major medical insurance in which Executive is qualified to participate. If insurance is provided to Executive under this subsection 27(a), the Company's or the Bank's obligation to provide Executive any such health or major medical insurance otherwise referred to in this Agreement shall terminate.

                  (b) The Company and the Bank shall not be obligated to provide any insurance pursuant to subsection 27(a) to the extent that the cost thereof exceeds the amount which would accrue at the rate of $7,700 per annum from October 1, 1995. In the event the cost of such insurance exceeds such accrual, Executive, at his option, may continue the insurance by paying, at his own expense, the amount in excess of such accrual.

                  IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.

                  REPUBLIC SECURITY FINANCIAL CORPORATION

                  By:

                  Name:    _________________________________________

                  Title:   _________________________________________

                  REPUBLIC SECURITY BANK

                  NAME:    _________________________________________

                  TITLE:   _________________________________________

                           _________________________________________
                                      RUDY E. SCHUPP